Exhibit 32

SECTION 1350 CERTIFICATION


The undersigned each certify that:

They are the duly appointed Chief Executive Officer and Chief Financial Officer, respectively, of Northern Empire Bancshares, a California Corporation ("the Company"); and

To their best knowledge and belief, the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, and to which the Certification is attached as Exhibit 32, fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Northern Empire Bancshares.



Date: November  7, 2005
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  /s/ Deborah A. Meekins                  /s/ Jane M. Baker
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  Deborah A. Meekins                      Jane M. Baker
  President and Chief Executive Officer   Chief Financial Officer